QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

AUGUST 2, 2004
(Date of Report (date of earliest event reported))

CENDANT CORPORATION
(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1-10308 (Commission File No.)	06-0918165 (I.R.S. Employer Identification Number)
9 WEST 57TH STREET NEW YORK, NY		10019 (Zip Code)
(Address of principal executive office)

(212) 413-1800
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

EXCEPT AS EXPRESSLY INDICATED OR UNLESS THE CONTEXT OTHERWISE REQUIRES, "CENDANT", "WE", "OUR", OR "US" MEANS CENDANT CORPORATION, A DELAWARE CORPORATION, AND ITS SUBSIDIARIES.

On June 25, 2004, we completed the initial public offering of 100% of the outstanding common stock of our then wholly-owned subsidiary, Jackson Hewitt Tax Service Inc. ("Jackson Hewitt"). Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144") required us to present the account balances and activities of Jackson Hewitt as discontinued operations within our Form 10-Q for the quarterly period ended June 30, 2004 (including the comparable period for the prior year), which was filed with the Securities and Exchange Commission ("SEC") on August 2, 2004. As a result of this revised presentation of Jackson Hewitt's account balances and activities, the rules and regulations of the SEC require us to update our previously issued annual financial statements and certain other financial information originally reported within our Annual Report on Form 10-K for the year ended December 31, 2003 ("Annual Report"). Therefore, this Current Report on Form 8-K updates Items 6, 7 and 8 of our Annual Report to recast the account balances and activities of Jackson Hewitt as discontinued operations and should be read in conjunction with our Form 10-Q for the quarterly period ended March 31, 2004 filed on May 3, 2004 and our Form 10-Q for the quarterly period ended June 30, 2004 filed on August 2, 2004. Additionally, while certain other information has been revised to provide additional transparency, there has been no attempt, nor is there a requirement, to update disclosures through the most current date.

Items 6, 7 and 8 of our Annual Report are set forth on Exhibits 99.1, 99.2 and 99.3 hereto, respectively, and are incorporated by reference herein.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

See Exhibit Index

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION
By:	/s/ VIRGINIA M. WILSON Virginia M. Wilson Executive Vice President and Chief Accounting Officer

Date: August 2, 2004

CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated August 2, 2004

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP
99.1	Selected Financial Data
99.2	Management's Discussion and Analysis of Financial Condition and Results of Operations
99.3	Financial Statements and Supplementary Data

QuickLinks

SIGNATURE
CENDANT CORPORATION CURRENT REPORT ON FORM 8-K Report Dated August 2, 2004
EXHIBIT INDEX